Exhibit 3.2


                                     BYLAWS
                                     ------

                                       OF
                                       --

                              VILLAGE BANCORP, INC.
                              ---------------------



                                    ARTICLE I
                                    ---------

                           OFFICES OF REGISTERED AGENT
                           ---------------------------

          Section 1.1 Registered Office and Agent. The Corporation shall have and maintain a registered office in Delaware and a registered agent having a business office identical with such registered office.

          Section 1.2 Other Offices. The Corporation may also have such other office or offices in Delaware or elsewhere as the Board of Directors may determine or as the business of the Corporation may require.


                                   ARTICLE II
                                   ----------

                                  STOCKHOLDERS
                                  ------------

          Section 2.1 Annual Meeting. An annual meeting of the stockholders shall be held on the third Friday in April of each year or in the event the annual meeting is not held on such date and at such time, then on the date and at the time designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the directors shall not be elected at the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held as soon thereafter as may be convenient.

          Section 2.2 Special Meetings. Special meetings of the stockholders may be called at any time by the President for the purpose or purposes stated in the call of the meeting.

          Section 2.3 Place of Meeting. Annual meetings of stockholders shall be held at such time and place as may be determined by the Board of Directors and designated in the call and notice or waiver of notice of such meeting; provided, that a waiver of notice signed by all stockholders may designate any time or place as the time and place for the holding of such meeting. If no designation is made, or if a special meeting be called, the place of meeting shall be at the Corporation's principal place of business.

          Section 2.4 Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, or, in the case of a merger, consolidation or sale, lease or exchange of all or substantially all of the Corporation's property and assets, at least twenty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary or the persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

          Section 2.5 Fixing Record Date for Determination of Stockholders. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than sixty days prior to the date of a meeting of stockholders, the date of payment of a dividend or the date on which other action requiring determination of stockholders is to be taken, as the case may be. In addition, the record date for a meeting of stockholders shall not be less than ten days, or in the case of a merger, consolidation or sale, lease or exchange of all or substantially all of the Corporation's property and assets, not less than twenty days immediately preceding such meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

          Section 2.6 List of Stockholders Entitled to Vote. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at any time during usual business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock

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

ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of the stockholders, the corporate books, or to vote at any meeting of the stockholders.

          Section 2.7 Quorum and Manner of Acting. Unless otherwise provided by the Certificate of Incorporation or these By-laws, a majority of the outstanding shares of the Corporation, entitled to vote on a matter present in person or represented by proxy, shall constitute a quorum for consideration of such matter, at any meeting of stockholders; provided, that if less than a majority of the outstanding shares entitled to vote on a matter are present in person or represented by proxy at said meeting, a majority of the shares so present in person or represented by proxy may adjourn the meeting from time to time without further notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws.

          Section 2.8 Voting Shares and Proxies. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder, except as otherwise provided in the Certificate of Incorporation. Each stockholder entitled to vote shall be entitled to vote in person, or may authorize another person or persons to act for him by proxy executed in writing by such stockholder or by his duly authorized attorney-in-fact, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          Section 2.9 Inspectors. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon the list of stockholders produced at the meeting in accordance with Section 2.6 hereof and upon their determination of the validity and effect of proxies, and they shall count all votes, report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each such report shall be in writing and signed by at least a majority of the inspectors, the report of a majority being the report of the inspectors, and such reports shall be prima facie evidence of the number of shares represented at the meeting and the result of a vote of the stockholders.

          Section 2.10 Voting of Shares by Certain Holders. Shares of its own stock belonging to the Corporation, unless held by it in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall

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

be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Any number of stockholders may create an agreement for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for any period of time determined by such agreement, by entering into a written agreement specifying the terms and conditions of the agreement, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such agreement shall not become effective until a counterpart of the agreement is deposited with the Corporation at its registered office. The counterpart of the agreement so deposited with the Corporation shall be subject to the same right of examination by a stockholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and shall be subject to examination by any beneficiary of the trust under the agreement, either in person or by agent or attorney, at any reasonable time for any proper purpose.

          Section 2.11 Action by Stockholders. Any action required to be taken or which may be taken at a meeting of stockholders must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

          Section 2.12 Notice of Stockholder Business. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting of the stockholders, the stockholder must have the legal right and authority to make the proposal for consideration at the meeting and the stockholder must have given timely notice thereof in writing to the President of the Corporation. To be timely, a stockholder's written notice of intent to make a proposal or proposals must be personally delivered to or mailed by United States mail, postage prepaid and received by the President of the Corporation at the principal executive offices of the Corporation not less than 120 days prior to the meeting; provided however, that in the event not less than 130 days notice or prior public disclosure of the date of the meeting is given or made to stockholders (which notice or public disclosure shall include the date of the annual meeting specified in these By-laws, if such By-laws have been filed with the Securities and Exchange Commission and if the Annual Meeting is held on such date), notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the day of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the President shall set forth as to each item of business the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting, and in the case of a nomination for election of director, such nominee's name and qualifications, and the reasons for conducting business at the meeting, (b) the name and the record address of the stockholder or stockholders proposing such business, (c) the number of shares of stock of the Corporation which are beneficially owned by such stockholder or stockholders, and (d) any material interest of the stockholder in such business. The chairman of the meeting may refuse to acknowledge the proposal of any stockholder not made in compliance with this
Section 2.12. Notwithstanding anything in these By-laws to the contrary, no business shall be

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

brought before or conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.12.


                                   ARTICLE III
                                   -----------

                                    DIRECTORS
                                    ---------

          Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as may be otherwise provided by statute or the Certificate of Incorporation.

          Section 3.2 Number, Tenure and Qualifications. The number of directors shall be designated from time to time by the Board of Directors, and such number may be fixed or changed from time to time by the Board of Directors or the shareholders without further amendment to these By-laws. Unless and until said number of directors is fixed or changed by a resolution duly adopted by the Board of Directors or the shareholders, the number shall be the same as the number fixed in the Certificate of Incorporation or at the organizational meeting, as the case may be. No decrease in the number of directors shall have the effect of removing any director from office prior to the expiration of his term, but the number of directors may be decreased in conjunction with the removal of a director in accordance with applicable law. Directors need not be stockholders or residents of Delaware. Each director shall be elected to hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualified.

          The directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2000 annual meeting of stockholders, the term of office of the second class to expire at the 2001 annual meeting of stockholders and the third class expiring at the 2002 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification, directors elected by the stockholders to succeed those directors whose term expires shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

          Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Section, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without Delaware, for the holding of additional regular meetings without other notice than such resolution.

          Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or any one or more directors. The person or persons who call a special meeting of the Board of Directors may designate any place, either within or without Delaware, as the place for holding such special meeting. In the absence of such a designation the place of meeting shall be the Corporation's principal place of business.

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          Section 3.5 Notice of Special Meetings. Notice stating the place, date and hour of a special meeting shall be mailed not less than five days before the date of the meeting, or shall be sent by telegram or be delivered personally or by telephone not less than two days before the date of the meeting, to each director, by or at the direction of the person or persons calling the meeting.
If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Services so addressed, with postage thereon prepaid. If notice is to be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          Section 3.6 Quorum and Manner of Acting. A majority of the number of directors as fixed in Section 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided in the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws.

          Section 3.7 Informal Action by Directors. Any action which is required by law or by these By-laws to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of all of the directors or all of the members of such committee, as the case may be, at a duly called meeting thereof, and shall be filed with the minutes of proceedings of the Board or committee.

          Section 3.8 Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors or of any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence at such meeting.

          Section 3.9 Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

          Section 3.10 Vacancies and Newly-Created Directorships. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors

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then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such director shall have been chosen and until their successors are elected and qualified or until their earlier resignation or removal.

          Section 3.11 Removal. Any director or the entire Board of Directors may be removed with cause by the holders of a majority of the shares then entitled to vote at an election of directors.

          Section 3.12  Interested Directors.

          (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

               (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

               (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

          (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Section 3.13 Director Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expense, if any, of attendance at each of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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


                                   ARTICLE IV
                                   ----------

                                   COMMITTEES
                                   ----------

          Section 4.1 Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided in said resolution or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that any such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of such shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation thereof, or amending the By-laws; and, unless the resolution, By-laws or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

          Section 4.2 Absence or Disqualification of Committee Member. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          Section 4.3 Record of Proceedings. The committees shall keep regular minutes of their proceedings and when required by the Board of Directors shall report the same to the Board of Directors.


                                    ARTICLE V
                                    ---------

                                    OFFICERS
                                    --------

          Section 5.1 Number and Titles. The officers of the Corporation shall be a Chairman of the Board, a President, a treasurer, a secretary, and if desired, any number of vice presidents, assistant treasurers, assistant secretaries, or other officers as may be elected by the Board of Directors. Any two or more offices may be held by the same person.

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

          Section 5.2 Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall be elected to hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Election of an officer shall not of itself create contract rights.

          Section 5.3 Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 5.4 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5.5 Duties. In addition to and to the extent not inconsistent with the provisions in these By-laws, the officers shall have such authority, be subject to such restrictions and perform such duties in the management of the business, property and affairs of the Corporation as may be determined from time to time by the Board of Directors.

          Section 5.6 Chairman of the Board. The Chairman of the Board shall be elected by and from the membership of the Board of Directors. He shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the Chairman of the Board shall, in general, supervise and manage the business and affairs of the Corporation and he shall see that the resolutions and directions of the Board of Directors are carried into effect. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation, or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws, or where otherwise required by law, the Chairman of the Board may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation's business, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors (and of any executive committee thereof), and shall perform such other duties as from time to time shall be prescribed by the Board of Directors.

          Section 5.7 President. The President shall be the chief operating officer of the Corporation. In the absence of the Chairman of the Board or in the event of his inability to act or while such office is vacant, the President shall perform the duties of the Chairman of the Board and when so acting shall have all of the powers and authority of, and shall be subject to all of the restrictions upon, the Chairman of the Board. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or were otherwise required by law, he may

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execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation's business, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. In general, he shall perform such other duties as from time to time may be prescribed by the Chairman of the Board or the Board of Directors.

          Section 5.8 Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there is more than one Vice President, the Vice President designated Executive Vice President by the Board of Directors and thereafter, or in the absence of such designation, the Vice Presidents in the order otherwise designated by the Board of Directors, or in the absence of such other designation, in the order of their election) shall perform the duties of the President, and when so acting, shall have all the authority of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or where otherwise required by law, the Vice President (or each of them if there are more than one) may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. The Vice Presidents shall perform such other duties as from time to time may be prescribed by the Chairman of the Board, the President or the Board of Directors.

          Section 5.9 Treasurer. The Treasurer shall be the principal financial and accounting officer of the Corporation, and shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (b) keep or cause to be kept correct and complete books and records of account including a record of all receipts and disbursements; (c) deposit all funds and securities of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws; (d) from time to time prepare or cause to be prepared and render financial statements of the Corporation at the request of the President or the Board of Directors; and
(e) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the Chairman of the Board, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

          Section 5.10 Secretary. The Secretary shall (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all stock certificates prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is necessary or appropriate; (d) keep or cause to be kept a register of the name and address of each stockholder, which shall be

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furnished to the Corporation by each such stockholder, and the number and class of shares held by each stockholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these By-laws; (f) otherwise certify the By-laws, resolutions of the stockholders and Board of Directors and committees thereof, and other documents of the Corporation as true and correct copies thereof; (g) have general charge of the stock transfer books; and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the Chairman of the Board, the President or the Board of Directors.

          Section 5.11 Assistant Treasurers and Assistant Secretaries. In the absence of the Treasurer or Secretary or in the event of the inability or refusal of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of their election) shall perform the duties of the Treasurer and Secretary, respectively, and when so acting, shall have all the authority of and be subject to all the restrictions upon such office. The Assistant Treasurers and Assistant Secretaries shall also perform such duties as from time to time may be prescribed by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors. If required by the Board of Directors, an Assistant Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

          Section 5.12 Salaries. The salaries and additional compensation, if any, of the officers shall be determined from time to time by the Board of Directors; provided, that if such officers are also directors such determination shall be made by a majority of the directors then in office.


                                   ARTICLE VI
                                   ----------

                    CERTIFICATES OF STOCK AND THEIR TRANSFER
                    ----------------------------------------

          Section 6.1 Stock Certificates. The issued shares of the Corporation shall be represented by certificates, and no class or series of shares of the Corporation shall be uncertificated shares. Stock certificates shall be in such form as determined by the Board of Directors and shall be signed by, or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any of or all the signatures on the certificates may be a facsimile. All certificates of stock shall bear the seal of the Corporation, which seal may be a facsimile, engraved or printed.

          Section 6.2 Transfer of Shares. The shares of the Corporation shall be transferable. The Corporation shall have a duty to register any such transfer
(a) provided there is presented to the Corporation or its transfer agents (i) the stock certificate endorsed by the appropriate person or persons; and (ii) reasonable assurance that such endorsement is genuine and effective; and, (b) provided that (i) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (ii) any applicable law relating to the collection of taxes has been complied with; and (iii) the transfer is in fact rightful or is to a bona fide purchaser. Upon registration of such transfer upon the stock transfer books of the Corporation the certificates representing the shares transferred shall be canceled and the new record holder, upon request, shall be entitled to a new certificate or certificates. The terms and conditions described in the foregoing provisions of this Section shall be construed in accordance with the provisions of the Delaware Uniform Commercial Code, except as otherwise provided by the Delaware General Corporation Law. No new certificate shall be issued until the former certificate or certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, wrongfully taken or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors, the Chairman of the Board or the President may prescribe consistent with applicable law.


                                   ARTICLE VII
                                   -----------

                                    DIVIDENDS
                                    ---------

          Section 7.1 Dividends. Subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.


                                  ARTICLE VIII
                                  ------------

                                 INDEMNIFICATION
                                 ---------------

          Section 8.1 Indemnification. The Corporation shall indemnify, to the full extent that it shall have the power under the Delaware General Corporation Law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. the words "liabilities" and "expenses" shall include, without limitations: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in accordance with the provisions of Section 145 of the Delaware General Corporation Law, as amended.

          The indemnification and advancement of expenses provided by this By-law shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, statue, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this By-law or otherwise.

          For purposes of this By-law, reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation, as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this By-law with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          The provisions of this By-law shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while this Bylaw and the relevant provisions of the Delaware General Corporation Law, as amended, or other applicable law, if any, are in effect, and any repeal or modification of such law or of this By-law shall not affect any rights or obligations then existing with respect to any state of facts the or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

          For purposes of this By-law, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include an excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

                                   ARTICLE IX
                                   ----------

                                   FISCAL YEAR
                                   -----------

          Section 9.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.


                                    ARTICLE X
                                    ---------

                                      SEAL
                                      ----

          Section 10.1 Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                   ARTICLE XI
                                   ----------

                                WAIVER OF NOTICE
                                ----------------

          Section 11.1 Waiver of Notice. Whenever any notice is required to be given under these By-laws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE XII
                                   -----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          Section 12.1 Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and the Chairman of the Board or the President may so authorize any officer or agent with respect to contracts or instruments in the usual and regular course of its business. Such authority may be general or confined to specific instances.

          Section 12.2 Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors.
Such authority may be general or confined to specific instances.

          Section 12.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent as shall from time to time be authorized by the Board of Directors.

          Section 12.4 Deposits. The Board of Directors may select banks, trust companies or other depositaries for the funds of the Corporation.

          Section 12.5 Stock in Other Corporations. Shares of any other corporation which may from time to time be held by the Corporation may be represented and voted by the Chairman of the Board or the President, or by any proxy appointed in writing by the Chairman of the Board or the President, or by any other person or persons thereunto authorized by the Board of Directors, at any meeting of stockholders of such corporation or by executing written consents with respect to such shares where stockholder action may be taken by written consent. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chairman of the Board, the President or by any other officer thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the name of any nominee designated for such purpose by the Board of Directors.


                                  ARTICLE XIII
                                  ------------

                                    AMENDMENT
                                    ---------

          Section 13.1 Procedure. These By-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors.

          Section 13.2 Amendment by Stockholders. Notwithstanding any other provision of the Certificate of Incorporation or these By-laws of the Corporation to the contrary and notwithstanding that a lesser percentage may be specified by law, in the event these By-laws shall be amended by vote of stockholders, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of all classes of stock of the Corporation, voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with Sections 2.2, 2.11, 2.12, 3.2, 3.10, 3.11 or 13.2 of these By-laws.